As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3454976
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, New Jersey 07866

(Address, including zip code, of registrant’s principal executive offices)

2018 Omnibus Equity Incentive Plan

Inducement Restricted Stock Unit Award for Andy Brown

Inducement Restricted Stock Unit Award for Jennifer Hayes

(Full title of the plan)

Joshua S. Lev

Chief Financial Officer

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, NJ 07866

(973) 290-0097

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

electroCore, Inc. (the “Registrant”) is filing this Registration Statement (the “Registration Statement”) on Form S-8 for the purpose of registering (i) an additional 459,078 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the 2018 Omnibus Equity Incentive Plan, and (ii) 20,000 shares issuable upon vesting and settlement of previously granted inducement restricted stock units (“RSUs”) to Andy Brown and Jennifer Hayes, which shares are in addition to the shares registered on the Registrant’s registration statements on Form S-8 filed on June 25, 2018 (File No. 333-225864), March 31, 2020 (File No. 333-237498), March 11, 2021 (File No. 333-254171), March 18, 2022 (File No. 333-263675), March 8, 2023 (File No. 333-270362), March 13, 2024 (File No. 333-277901), and March 12, 2025 (File No. 333-285752) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2018 Omnibus Equity Incentive Plan, are incorporated herein by reference and made part of this Registration Statement, except as supplemented, amended, and superseded by the information set forth or incorporated by reference herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

This Registration Statement also includes a reoffer prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8) (the “Reoffer Prospectus”). The Reoffer Prospectus permits reoffers and resales of up to 20,000 shares of Common Stock by certain employees of the Company listed in the reoffer prospectus (the “Reoffer Shares”), on a continuous or a delayed basis in the future. The Reoffer Shares constitute “restricted securities” that consist of an aggregate of 20,000 shares issuable upon vesting and settlement of previously granted inducement RSUs to Andy Brown and Jennifer Hayes. The RSUs were approved by the Registrant’s Board of Directors and the Compensation Committee of the Registrant’s Board of Directors, and granted in reliance on Nasdaq Listing Rule 5635(c)(4), which exempts employee inducement grants from the general requirements of the Nasdaq Listing Rules that equity-based compensation plans and arrangements be approved by the Registrant’s stockholders. The RSUs were granted outside of the Registrant’s 2018 Omnibus Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to (i) participants in the 2018 Omnibus Equity Incentive Plan and (ii) the holders of RSUs referenced herein to which this registration statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the Commission, but these documents (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

ELECTROCORE, INC.

Up to 20,000 shares of Common Stock under Inducement Awards

This prospectus relates to the resale of up to 20,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of electroCore, Inc., a Delaware corporation (“electroCore”, the “Company”, “us”, “our” or “we”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the below listed equity awards granted by the Company in order to induce the individuals to accept employment with the Company (“Inducement Awards”). The Inducement Awards listed below consist of restricted stock units (“RSUs”) of the Company that were granted outside of a shareholder approved stock or option plan pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)).

The Inducement Awards to which this prospectus relates are as follows:

Recipient	Title	Shares Underlying RSUs	Agreement Date
Andy Brown	Vice President, Corporate Controller	10,000	9/9/2025
Jennifer A. Hayes	Vice President, HR & Employee Success	10,000	10/6/2025

Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “ECOR”. On March 18, 2026, the closing price for our shares on Nasdaq was $6.90 per share.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as such Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We are paying all expenses of registration incurred in connection with this offering but the Selling Stockholders will pay all brokerage commissions and other selling expenses.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

To the extent required under applicable law in connection with a particular offering of such securities by the Selling Stockholders, we or the Selling Stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted under applicable law, we and the Selling Stockholders may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus. Accordingly, neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than where offers and sales of these securities are permitted or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates. In making your investment decision it is important for you to read and consider all information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in the section titled “Incorporation of Certain Documents by Reference” in this prospectus. To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the Commission that are incorporated by reference herein, the information in this prospectus will supersede such information.

In this prospectus and any prospectus supplement, unless otherwise stated or the context otherwise indicates, references to “ECOR,” “electroCore,” “the Company,” “we,” “us,” “our” and similar references refer to electroCore, Inc., a Delaware corporation.

The electroCore, gammaCore, Truvaga, TAC-STIM, NeuroMetrix, and Quell, names, logos, and other trademarks of electroCore, Inc. appearing herein are the property of electroCore, Inc. All other trademarks, service marks and trade names appearing herein are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used herein.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, (i) those included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), (ii) those contained in our other Commission reports described under “Risk Factors,” (iii) those described elsewhere in this prospectus, and (iv) other factors that we may publicly disclose from time to time. Furthermore, such forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and the markets for our devices. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors.”

Overview

electroCore is a bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. Our two leading commercial products are gammaCore non-invasive vagus nerve stimulation, or nVNS, and Quell Fibromyalgia, or Quell. We also sell our Truvaga and TAC-STIM products, which are handheld, personal-use consumer products, developed to promote general wellness and human performance.

We believe that our proprietary nVNS technology, which works through a variety of mechanistic pathways including the modulation of neurotransmitters, and Quell for chronic pain are designed to address many of the limitations of traditional non-invasive approaches.

Our business generates revenues from the sale of prescription medical devices and wellness products in the United States and select overseas markets. We have two principal product categories:

●	Personal use medical devices for the management and treatment of certain medical conditions such as primary headache and fibromyalgia; and

●	Personal use consumer products promote general wellness and human performance.

Our goal is to be a leader in non-invasive bioelectronic technologies delivering better health. To achieve this, we offer multiple propositions:

●	Prescription medical devices for the treatment of certain FDA cleared medical conditions such as gammaCore for primary headache and Quell Fibromyalgia for fibromyalgia;

●	Nonprescription Truvaga for the support of general health and wellbeing; and

●	Non-prescription TAC-STIM for human performance.

●	FDA cleared Over the Counter (OTC) Quell OTC for lower extremity pain.

Our two largest customers by revenue are the United States Department of Veterans Affairs and United States Department of Defense, or VA, and the United Kingdom National Health Service or NHS, both utilizing prescription products under qualifying agreements.

The United States Department of Veteran Affairs comprised 71.1% of our revenue during the year ended December 31, 2025. The majority of our 2025 sales were made pursuant to our qualifying Federal Supply Schedule, or FSS, contract which has an expiry date of June 14, 2030, as well as open market sales to individual facilities within the government channels. Our prescription gammaCore and Quell Fibromyalgia devices are also made available to the government channel through our relationship with Lovell and its qualifying FSS, GSA, DAPA, and ECAT contract.

Demand for prescription devices in the U.S. is driven by clinical data and our increased presence in the field. Our sales efforts are primarily in the government channel broadly, and specifically to our largest customer, the VA, pursuant to our FSS contract and / or through our relationship with Lovell and its qualifying FSS, GSA, DAPA, and ECAT contracts. Our sales force is comprised of an internal sales team of territory business managers who manage outside commission only sales agents and sub reps. In addition, we have a small team of dedicated resources seeking to accelerate adoption in managed care systems.

Sales to the NHS in the United Kingdom are made under the U.K. MedTech Funding Mandate, or MTFM, for cluster headache (CH) and comprised 4.4% of our revenue during the year ended December 31, 2025. In 2026, we plan on continuing to use this program.

Demand for prescription devices outside the U.S. is driven by similar factors, including the strength of our clinical and health economic data. Our sales efforts are primarily focused on headache specialists, and specifically, for cluster headache patients.

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We sell our general wellness products direct-to-consumer through our ecommerce site, www.truvaga.com, and through select Truvaga retail and marketplace partners, including Best Buy, Rehabmart and Superpower Health. We also partner with organizations such as Ben Greenfield Life, Perks at Work, True Medicine and a growing number of affiliates and influencers, who promote Truvaga and support awareness and customer acquisition through promotional partnerships.

We sell the TAC-STIM handset for human performance as a COtS solution to active duty military and professional organizations. We are exploring strategies to make our TAC-STIM product available to other branches of the active-duty military, first responders, elite athletes and certain human performance professionals in the United States and abroad.

Truvaga and TAC-STIM are intended for general wellness in compliance with the FDA guidance document entitled “General Wellness: Policy for Low-Risk Devices; Guidance for Industry and FDA Staff, issued on September 27, 2019.” Truvaga and TAC-STIM handsets are not intended to diagnose, treat, cure, or prevent any disease or medical condition.

Quell OTC is a wearable neuromodulation technology FDA cleared for Over the Counter (OTC) sales direct-to-consumer for chronic lower extremity pain. Quell OTC is no longer commercially available; however, replacement electrodes continue to be sold to existing Quell OTC customers. Although we may choose to relaunch the Quell OTC product in the direct-to-consumer business channel in the future, there can be no assurance that we will do so successfully, or at all.

We face a variety of challenges and risks that we will need to address and manage as we pursue our strategies, including our ability to develop and retain an effective sales force, achieve market acceptance of our medical devices among clinicians, patients, and third-party payers, expand the use of our bioelectronic technology to additional therapeutic indications, and to develop our nascent wellness and human performance business including the continued commercialization of Truvaga Plus, our app-enabled device under the Truvaga brand, and Quell OTC, a non-prescription product for lower extremity pain.

Because of the numerous risks and uncertainties associated with our commercialization efforts, as well as research and product development activities, there may be uncertainty regarding our ability to achieve or maintain profitability. If we fail to become profitable or are unable to sustain profitability, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.

Corporate Information

Our principal executive offices are located at 200 Forge Way, Suite 205, Rockaway, New Jersey 07866. Our telephone number is (973) 290-0097 and our website address is www.electrocore.com. We have included our website address in this prospectus as an inactive textual reference only. The information available on or accessible through our website does not constitute a part of this prospectus and should not be relied upon. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ECOR”.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common shares held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

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The Offering

Outstanding Common Stock:	8,083,558 shares of our Common Stock are outstanding as of March 18, 2026.

Common Stock Offered:	Up to 20,000 shares of Common Stock for sale by the Selling Stockholders pursuant to the Inducement Awards.

Selling Stockholders:	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page 7.

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 6.

Nasdaq Capital Market trading symbol:	ECOR

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in the 2025 Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated by reference herein in their entirety. You should also carefully consider each of the following risks, together with all other information set forth in this prospectus, including the financial statements and the related notes incorporated by reference in this prospectus, before making a decision to buy our securities. If any of the risks described in the 2025 Form 10-K or subsequent quarterly reports on Form 10-Q, actually occur, our business could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Stockholders, and we will not receive any proceeds from the sale of these shares. We have agreed to pay the expenses of registration of these shares.

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SELLING STOCKHOLDERS

The 20,000 shares of our common stock to which this reoffer prospectus relates are comprised of 20,000 shares issuable upon vesting of previously granted RSUs. Such shares are being registered for reoffers and resales by the individuals below, who acquired the shares pursuant to the Inducement Awards. Each of these awards is listed in the Selling Stockholder Award Table below:

Selling Stockholder Award Table

Plan / Award	Recipient	Title	Shares	Agreement Date
Inducement Awards
Restricted Stock Unit	Andy Brown(1)	Vice President, Corporate Controller	10,000	9/9/2025
Restricted Stock Unit	Jennifer A. Hayes(2)	Vice President, HR & Employee Success	10,000	10/6/2025

(1)	Issued pursuant to that certain Restricted Stock Unit Agreement dated September 9, 2025 by and between the Company and Andy Brown. 33% of the RSUs will vest on each of the first, second and third anniversaries of the date of grant, subject to Mr. Brown’s continued employment by the Company on the applicable vesting date. Upon vesting, the RSUs shall be settled in shares of Common Stock.

(2)	Issued pursuant to that certain Restricted Stock Unit Agreement dated October 6, 2025 by and between the Company and Jennifer A. Hayes. 33% of the RSUs will vest on each of the first, second and third anniversaries of the date of grant, subject to Ms. Hayes’ continued employment by the Company on the applicable vesting date. Upon vesting, the RSUs shall be settled in shares of Common Stock.

The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time. Information regarding the Selling Stockholders, including the number of shares offered for sale, may change from time to time, and any changed information will be set forth in a prospectus supplement to the extent required. The address of each Selling Stockholder is care of electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, New Jersey 07866.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of shares of our common stock held by the Selling Stockholders. The second column in the table lists the number of shares of common stock beneficially owned by the Selling Stockholders as of March 18, 2026. The fourth column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. The information in the table below and the related notes is based upon information supplied by the Selling Stockholders.

Beneficial ownership amounts are determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which a Selling Stockholder has sole or shared voting power or investment power and also any shares that the Selling Stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The table assumes that, after the date of this prospectus and prior to completion of this offering, none of the Selling Stockholders: (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such Selling Stockholders as of the date hereof and not offered hereby.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Prior to Resale				Shares of	Immediately After Resale
Name of Selling Stockholder and Position with electroCore	Shares of Common Stock Owned		Percent of Class		Common Stock to be Offered for Resale	Shares of Common Stock Owned	Percent of Class
Andy Brown	10,000	(1)	*	%	10,000	-	*	%
Jennifer A. Hayes	10,000	(2)	*	%	10,000	-	*	%

* Indicates beneficial ownership of less than 1% of the outstanding common stock.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon vesting and settlement of the RSUs, or the Inducement Awards, to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	sales pursuant to Rule 144;

●	one or more underwritten offerings on a firm commitment or best effort basis;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than this prospectus, provided that they meet the criteria and conform to the requirements of that rule. Registration of the shares of Common Stock covered by this prospectus does not mean that any shares of the Common Stock will be offered or sold.

The Selling Stockholders may engage in at-the-market offerings and offer the Common Stock into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in any prospectus supplement relating thereto, if applicable. Underwriters, dealers and agents who participate in any at-the-market-offerings will be described in any prospectus supplement relating thereto, if applicable.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If at the time of any offering made under this prospectus, a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M promulgated under the Exchange Act, may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dentons US LLP, New York, New York. As appropriate, legal counsel representing the underwriters, dealers, or agents will be named in the accompanying prospectus supplement relating to such offering. As of the date of this prospectus, Dentons US LLP and members of Dentons US LLP own shares of our common stock with a market value in excess of $50,000

EXPERTS

The consolidated financial statements of electroCore, Inc. and subsidiaries as of December 31, 2025 and for the year ended December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of CBIZ CPAs, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements of electroCore, Inc. and subsidiaries as of December 31, 2024 and for the year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 19, 2026;
(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 19, 2026; and
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38538) filed with the Commission on June 18, 2018, and any subsequently filed amendments and reports updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

electroCore, Inc.
Attention: Corporate Secretary
200 Forge Way, Suite 205,

Rockaway, New Jersey 07866
(973) 290-0097

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. Our Commission filings are available to the public from the SEC’s website at www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact the Corporate Secretary at the following address or telephone number: electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, New Jersey 07866, Attention: Corporate Secretary; (973) 290-0097. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our website at www.electrocore.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities being registered for resale by the Selling Stockholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described above.

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ELECTROCORE, INC.

20,000 Shares of Common Stock

Reoffer Prospectus

March 19, 2026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Exchange Act, are hereby incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 19, 2026;
(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 19, 2026; and
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38538) filed with the Commission on June 18, 2018, and any subsequently filed amendments and reports updating such description.

The information incorporated by reference is considered to be part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed above and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

electroCore, Inc.
Attention: Corporate Secretary
200 Forge Way, Suite 205,

Rockaway, New Jersey 07866
(973) 290-0097

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, our certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as directors. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

●	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The initial issuance of the Shares being offered by the resale prospectus was exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. All such Inducement Awards were granted to the Selling Stockholders pursuant to the Nasdaq “inducement grant” exception (Nasdaq Listing Rule 5635(c)(4)) and or Rule 506(b) of Regulation D.

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Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of electroCore, Inc.	10-Q	001-38538	3.1	August 14, 2018

4.2	Certificate of Amendment to the Certificate of Incorporation	10-K	001-38538	3.5	March 8, 2023

4.3	Second Amended and Restated Bylaws, dated November 13, 2024	10-Q	001-38538	3.1	November 13, 2024

4.4	electroCore, Inc. 2018 Omnibus Equity Incentive Plan	10-Q	001-38538	10.1	May 3, 2023

4.5	Form of Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	10-K	001-38538	10.4	March 8, 2023

4.6	Form of Employee Restricted Stock Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.7	May 21, 2018

4.7	Form of Non-Employee Director Inaugural Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.8	May 21, 2018

4.8	Form of Non-Employee Director Inaugural Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.9	May 21, 2018

4.9	Form of Non-Employee Director Inaugural Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.10	May 21, 2018

4.10	Form of Non-Employee Director Annual Deferred Stock Unit Award Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.11	May 21, 2018

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4.11	Form of Non-Employee Director Annual Non-qualified Stock Option Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.12	May 21, 2018

4.12	Form of Non-Employee Director Annual Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	S-1	333-225084	10.13	May 21, 2018

4.13	Form of Employee Restricted Stock Unit Agreement for electroCore, Inc. 2018 Omnibus Equity Incentive Plan.	10-K	001-38538	10.3	March 8, 2023

4.14	Description of Securities	10-K	001-38538	4.1	March 19, 2026

4.15*	Form of Employee Inducement Restricted Stock Unit Award

5.1*	Opinion of Dentons US LLP

23.1*	Consent of Marcum LLP

23.2*	Consent of CBIZ CPAs, P.C.

23.3*	Consent of Dentons US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockaway, State of New Jersey, on this 19th day of March 2026.

ELECTROCORE, INC.
(Registrant)

By:	/s/ Joshua S. Lev
Name:	Joshua S. Lev
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberger and Joshua S. Lev, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign this Registration Statement on Form S-8 of electroCore, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Goldberger	Chief Executive Officer and Director	March 19, 2026
Daniel S. Goldberger	(Principal Executive Officer)

/s/ Joshua S. Lev	Chief Financial Officer
Joshua S. Lev	(Principal Financial and Accounting Officer)	March 19, 2026

/s/ Thomas J. Errico, M.D.	Chairman of the Board	March 19, 2026
Thomas J. Errico, M.D.

/s/ Elena Bonfiglioli	Director	March 19, 2026
Elena Bonfiglioli

/s/ John Gandolfo	Director	March 19, 2026
John Gandolfo

/s/ Julie A. Goldstein	Director	March 19, 2026
Julie A. Goldstein

/s/ Thomas M. Patton	Director	March 19, 2026
Thomas M. Patton

/s/ Patricia Wilber	Director	March 19, 2026
Patricia Wilber

/s/ James C. Theofilos	Director	March 19, 2026
James C. Theofilos

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